UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

LifeCare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-133319	51-0372090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5340 Legacy Drive, Suite 150

Plano, TX 75024

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (469) 241-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

Second Amended and Restated Master Lease Agreement

On August 1, 2011, LifeCare REIT 1, Inc. (the “Tenant”), a subsidiary of LifeCare Holdings, Inc. (the “Company”), entered into a Second Amended and Restated Master Lease Agreement (the “Second Amended and Restated Lease”) with Health Care REIT, Inc., HCRI Texas Properties, Ltd., HCRI Wisconsin Properties, LLC, HCRI Pennsylvania Properties, Inc. and HCRI Louisiana Properties, L.P., collectively as Landlord, adding four Long Term Acute Care Hospitals (“LTACHs”) to the existing Master Lease Agreement, dated May 2, 2007, between the Landlord and the Tenant (the “Master Lease Agreement”), which covered two other long term acute care hospitals. Under the Second Amended and Restated Lease, the Landlord acquired title to the LTACHs on August 1, 2011 from HealthSouth Corporation or its affiliates (collectively, “HealthSouth”). The LTACHs are located in Mechanicsburg, Pennsylvania (68 beds), Las Vegas, Nevada (70 beds), Sarasota, Florida (40 beds) and Ruston, Louisiana (40 beds). The LTACH located in Ruston, Louisiana has two remote facilities, one located in Farmerville, Louisiana (12 beds) and the second located in Homer, Louisiana (18 beds). These two remote facilities are not leased from the Landlord and are not included in the Second Amended and Restated Lease. In addition, the LTACH located in Monroeville, Pennsylvania (87 beds) acquired from HealthSouth pursuant to the Purchase Agreement (defined below) was not acquired by the Landlord and is not included in the Second Amended and Restated Lease. Each of the LTACHs was previously owned and operated by HealthSouth.

The Second Amended and Restated Lease became effective with respect to the LTACHs on August 1, 2011 and its initial 15-year term ends on July 31, 2026. The Second Amended and Restated Lease contains an option to renew for one 14-year, 11-month renewal term. The rent for the LTACHs under the Second Amended and Restated Lease is computed based upon the Landlord’s investment amount allocated to the LTACHs multiplied by the greater of (i) a spread over the trading yield on 10-year U.S. Treasury Notes, or (ii) 9.5%, and is subject to an annual inflation adjustment. The Second Amended and Restated Lease is an “absolute net lease.”

The Second Amended and Restated Lease is guaranteed by the Company, San Antonio Specialty Hospital, Ltd., LifeCare Hospitals of Milwaukee, Inc., LifeCare Hospitals of Mechanicsburg, LLC, LifeCare Specialty Hospital of North Louisiana, LLC, LifeCare Hospital at Tenaya, LLC and LifeCare Hospitals of Sarasota, LLC.

On August 1, 2011, the Company and LifeCare Hospitals of Houston, LLC paid a transaction fee of $750,000 to Health Care REIT, Inc., and an indirect parent of the Company (“Parent”) granted a warrant to HealthCare REIT, Inc. to purchase 6.25% of the shares of Parent’s common stock.

The foregoing description is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2011, pursuant to the previously disclosed Asset Purchase Agreement, dated as of May 17, 2011 and amended on July 21, 2011 (the “Purchase Agreement”), by and among certain wholly-owned subsidiaries of LifeCare Holdings, Inc. (collectively, the “Buyers”) and HealthSouth, the Buyers completed their acquisition (the “Acquisition”) of substantially all of the assets (excluding accounts receivable and certain other components of working capital) associated with five LTACHs owned by HealthSouth (the “Facilities”). Pursuant to the terms of the Purchase Agreement, the Buyers have acquired the Facilities in exchange for a cash purchase price of approximately $117.5 million less the value of working capital not acquired and associated with the Facilities. The Company financed the Acquisition with a combination of incremental term loans from its existing senior secured credit facility (the terms of which are described in the Company’s prior filings on Form 8-K dated May 20, 2011 and July 26, 2011), a REIT Financing (as described in the Company’s prior filings on Form 8-K dated May 20, 2011 and July 26, 2011) and the Company’s current funds.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 1, 2011, a subsidiary of the Company entered into the Second Amended and Restated Lease with the Landlord. Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Items.

1. Press Release

On August 1, 2011, the Company issued a press release announcing the closing of the Acquisition pursuant to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 75 calendar days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by item 9.01(b) of Form 8-K will be filed by amendment no later than 75 calendar days after the date of this Current Report on Form 8-K.

(d) The exhibits incorporated herein by reference or filed as part of this report are set forth in the attached Exhibit Index.

Exhibit No.	Description

10.1	Form of Second Amended and Restated Master Lease Agreement dated August 1, 2011 among Health Care REIT, Inc., HCRI Texas Properties, LTD, HCRI Wisconsin Properties, LLC, HCRI Pennsylvania Properties, Inc., HCRI Louisiana Properties, L.P. and LifeCare REIT 1, Inc.

99.1	Press Release issued by LifeCare Holdings, Inc. dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeCare Holdings, Inc. (Registrant)

Date: August 3, 2011	By:	/s/ Chris Walker
Name: Chris Walker
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Form of Second Amended and Restated Master Lease Agreement dated August 1, 2011 among Health Care REIT, Inc., HCRI Texas Properties, LTD, HCRI Wisconsin Properties, LLC, HCRI Pennsylvania Properties, Inc., HCRI Louisiana Properties, L.P. and LifeCare REIT 1, Inc.

Exhibit 99.1	Press Release issued by LifeCare Holdings, Inc. dated August 1, 2011.